EXHIBIT 8

MAJOR SUBSIDIARIES OF LAFARGE

The following indicates the names (and all other significant names, if any, under which business is conducted) and country of incorporation of the major subsidiaries of Lafarge, as well as the percentage of voting control and percentage of ownership.

Companies	Countries	Voting %	Ownership %

Pioneer Plasterboard	Australia	100.00	100.00

Lafarge Perlmooser AG	Austria	100.00	100.00
Schiedel Kaminwerke GmbH	Austria	100.00	100.00

Lafarge Surma Cement Limited	Bangladesh	100.00	100.00

Schiedel Sistemi Dimnjaka d.o.o.	Bosnia	100.00	100.00

Companhia Nacional de Cimento Portland	Brazil	99.75	99.75
Cimento Maua	Brazil	99.90	90.84
Centralbeton Ltda	Brazil	100.00	90.45
Lafarge Roofing Brazil Ltda	Brazil	100.00	100.00

Cimenteries du Cameroun	Cameroon	56.73	56.73

Lafarge Canada	Canada	53.52	53.52

Empresas Melon S.A.	Chile	84.21	84.14

Beijing Chinefarge Cement Limited
Liability Company	China	65.00	57.25
Beijing Ycheng Lafarge Concrete	China	76.71	67.57
Dujiangyan	China	75.00	66.05
Lafarge Onoda Gypsum Shangaï (2)	China	50.00	31.29
Lafarge Roofing System China Ltd	China	100.00	100.00

Lafarge Cement AS.	Czech Rep.	96.37	96.36

Lafarge Tekkin A/S	Denmark	100.00	100.00

Alexandria Portland Cement Company	Egypt	44.50	44.50

Lafarge Tekkin Oy	Finland	100.00	100.00

Lafarge Ciments	France	100.00	100.00
Société des Ciments Antillais	France	69.44	69.44
Lafarge Bétons	France	100.00	100.00
Lafarge Granulats	France	100.00	100.00
Lafarge Plâtres	France	100.00	100.00
Lafarge Couverture SA	France	100.00	100.00

Lafarge Zement GmbH (Holding)	Germany	100.00	100.00
Wössinger Zement GmbH	Germany	100.00	100.00
Karsdorfer Zement GmbH	Germany	100.00	100.00
Lafarge Beton GmbH	Germany	100.00	100.00
Turmgips	Germany	100.00	100.00
Lafarge Gips GmbH	Germany	100.00	100.00
Lafarge Roofing GmbH	Germany	100.00	100.00
Lafarge Dachsysteme GmbH	Germany	100.00	100.00
Lafarge Roof ing Components GmbH	Germany	100.00	100.00
RuppKeramik GmbH	Germany	100.00	100.00
Schiedel GmbH	Germany	100.00	100.00
Kloeber GmbH & Co KG	Germany	100.00	100.00

Hellamat	Greece	53.17	53.12
Heracles General Cement	Greece	53.17	53.12

Industria Cementera Hondurena	Honduras	53.00	52.80

Lafarge India Ltd (Tisco)	India	70.78	70.78

P.T. Semen Andalas Indonesia	Indonesia	100.00	100.00
P.T. Lafarge Roofing Indonesia	Indonesia	100.00	100.00

Lafarge Plasterboard Ireland Ltd	Ireland	100.00	100.00
Schiedel Chimney Systems Ireland Ltd	Ireland	100.00	100.00

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Companies	Countries	Voting %	Ownership %

Lafarge Adriasebina	Italy	100.00	99.62
Lafarge Gessi SpA	Italy	100.00	100.00
Lafarge Roofing Italia SpA	Italy	100.00	100.00

Lafarge Braas Roofing Japan Co Ltd	Japan	100.00	75.10

Tong Yang Cement Corp	Korea	25.00	9.78

Bamburi Cement Ltd	Kenya	73.31	58.61

Nouvelle Cimenterie d’Amboanio SA (Sanca)	Madagascar	100.00	65.97

Portland Malawi	Malawi	75.17	75.17

Lafarge Roofing Malaysia Sdn Bhd	Malaysia	100.00	100.00
Associated Pan Malaysia Cement Sdn Bhd	Malaysia	100.00	60.83
Malaysian Cement Industries Sdn Bhd	Malaysia	100.00	60.83
Supermix Concrete Malaysia Sdn Bhd	Malaysia	70.00	37.55

CCalifornia Clay Tile de Mexico S.A de C.V	Mexico	50.00	50.00
Lafarge Cementos S.A. de C.V.	Mexico	100.00	99.62

Gyvlon BV	Netherlands	100.00	100.00
Lafarge Gips BV	Netherlands	100.00	100.00
Lafarge Roofing Benelux BV	Netherlands	100.00	100.00

West African Portland Cement Company	Nigeria	50.01	49.96

Lafarge Tekkin AS	Norway	100.00	100.00

Lafarge Philippines	Philippines	100.00	100.00

Lafarge Polska Spolka Akcyja	Poland	77.57	77.57
Lafarge Cement Polska	Poland	100.00	77.57
Lafarge Beton Polska	Poland	100.00	77.57
Lafarge Kruszywa sp z.o.o	Poland	100.00	77.57
Braas Polska Sp z.o.o	Poland	100.00	100.00
Rupp Ceramika Polska Sp z.o.o	Poland	100.00	100.00
Lafarge Gips Polska	Poland	100.00	100.00
Dolina Nidy	Poland	100.00	91.31
Nida Gips	Poland	100.00	94.78

Lafarge Romcim SA	Romania	91.24	72.03

OAO Voskresenskcement	Russia	83.85	83.85
OOO Braas DSK 1	Russia	67.10	67.10

Beocinska Fabrika Cementa	Serbia	69.41	34.72

Blue Circle Materials Singapore	Singapore	100.00	60.83
Supermix Singapore	Singapore	51.00	33.83

Cementarna Trbovlje	Slovenia	99.80	99.80

Lafarge South Africa Ltd	South Africa	100.00	100.00
Lafarge Roofing (Pty) Ltd	South Africa	100.00	100.00

Lafarge Asland SA	Spain	99.62	99.62

Mahawehli Marine Cement Co	Sri Lanka	90.00	84.96

Orebrö Kartongbruck AB	Sweden	100.00	100.00
Lafarge Tekkin AB	Sweden	100.00	100.00

Cementia Trading Ltd aG	Switzerland	100.00	100.00
Marine Cement Ltd	Switzerland	100.00	99.96
Braas Schweiz AG	Switzerland	100.00	100.00

M’Beya	Tanzania	62.76	62.76

Lafarge Aslan Cimento AS	Turkey	96.84	96.72
Agretas Agrega Insaat San. Ve Tic. AS	Turkey	100.00	99.85
Lafarge Cati Cözümleri Sanayi ve Ticaret A.S.	Turkey	100.00	100.00

Hima Cement Ltd	Uganda	100.00	71.01

Mykolaivcement	Ukraine	98.10	98.10

Lafarge Redland Aggregates Ltd	UK	100.00	100.00

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Companies	Countries	Voting %	Ownership %

Lafarge Plasterboard Ltd	UK	100.00	100.00
Redland Roofing Systems Ltd	UK	100.00	100.00
Blue Circle Industries Plc	UK	99.91	99.91
Lafarge North America	USA	53.52	53.52
Monier Inc.	USA	100.00	100.00
Lafarge Road Marking System	USA	100.00	100.00
Blue Circle North America	USA	100.00	99.91

Fabrica Nacional de Cementos	Venezuela	61.14	60.93
Tachira Cementos	Venezuela	99.75	75.44
Induconagre	Venezuela	100.00	60.93

Chilanga	Zambia	84.00	84.00

Circle Cement	Zimbabwe	76.45	76.39